UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011
BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-940-4900
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The 2011 Annual Meeting of Shareholders of BFC Financial Corporation (the “Company”) was held on May 17, 2011. The only proposal submitted to a vote of the Company’s shareholders at the meeting was the election of ten directors to the Company’s Board of Directors, each to serve for a term expiring at the Company’s 2012 Annual Meeting of Shareholders. The ten director nominees were elected by the Company’s shareholders by the following votes:

			Broker
	Votes	Votes	Non-
Director Nominee	For	Withheld	Votes
Alan B. Levan	226,909,919	11,478,065	0
John E. Abdo	226,917,213	11,470,771	0
Darwin Dornbush	228,030,816	10,357,168	0
Oscar Holzmann	228,029,418	10,358,566	0
Jarett S. Levan	227,984,102	10,403,882	0
Alan J. Levy	228,027,147	10,360,837	0
Joel Levy	226,918,988	11,468,996	0
William Nicholson	228,031,445	10,356,539	0
Neil Sterling	228,029,970	10,358,014	0
Seth M. Wise	228,031,445	10,356,539	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION
Date: May 18, 2011
	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer